Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) dated _________, by and among OriginClear, Inc., a Nevada corporation (the “Company”) and __________________, a ______________(the “Holder”).

WHEREAS, the Holder is the holder of _______ shares of Series G Preferred Stock (the “Series G Preferred Shares”) of the Company;

WHEREAS, the Company and the Holder desire to have the Holder exchange its Series G Preferred Shares for newly issued shares of Series S Preferred Stock of the Company, at a ratio of one share of Series G Preferred Stock for one share of Series S Preferred Stock as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. Effective upon the execution of this Agreement, the Holder will exchange its Series G Preferred Shares for _________ shares of newly issued Series S Preferred Stock of the Company (the “Series S Preferred Shares”), which will have terms set forth in the form of Certificate of Designation of Series S Preferred Stock attached as Exhibit A hereto (the “Series S COD”). Without limiting the generality of the foregoing, effective upon the execution of this Agreement, the Holder’s Series G Preferred Shares will automatically be deemed cancelled, and the Company shall issue the Series S Preferred Shares to the Holder. The Holder shall promptly execute and deliver any instruction letter or other documentation required or reasonably requested by the Company and/or the Company’s transfer agent to effectuate the cancellation of the Holder’s Series G Preferred Shares hereunder.

2. The Holder represents and warrants to the Company that (i) it is the sole record and beneficial owner of the Series G Preferred Shares and holds such Series G Preferred Shares free and clear of all liens, (ii) it understands that the Series S Preferred Shares it will acquire hereunder (and the shares of common stock issuable upon conversion thereof) are restricted securities within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act or any state securities laws and may not be transferred or sold except pursuant to an effective registration statement or an available exemption therefrom, (iii) the Holder is an accredited investor as defined under Rule 501 under the Securities Act, (iv) the Holder has reviewed the Series S COD and understands that an investment in the Company and in the Series S Preferred Shares involves a high degree of risk including, without limitation, the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, since January 1, 2020 (the “SEC Reports”) and that (a) the Company will have no obligation to redeem the Series S Preferred Shares, but may redeem the Series S Preferred Shares in its discretion, (b) the Company may be unable to pay dividends on the Series S Preferred Shares, (c) there is no market for the Series S Preferred Shares, (d) the Series S Preferred Shares will generally not have voting rights, (e) the Company makes no representations regarding the tax treatment that will apply to the exchange hereunder or the Series S Preferred Shares and (f) the Company may create additional classes of preferred stock on parity with or senior to the Series S Preferred Stock as to dividend rights or rights upon liquidation, winding up or dissolution, and (v) the Holder acknowledges that it has had the opportunity to review the SEC Reports.

3. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

4. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Holder and Company hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County of New York over any dispute relating to this Agreement and Company and Holder each hereby irrevocably agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.

5. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Agreement. A signature delivered by facsimile or email shall constitute an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ORIGINCLEAR, INC.

By:
Name:	T. Riggs Eckelberry
Title:	Chief Executive Officer

HOLDER:

[_____________]

By:
Name:
Title: